Exhibit 23.6

July 28, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the Amendment No. 7 to Form F-1 Registration Statement dated July 28, 2023 of Junee Limited (“Registrant”) and are in agreement with the statements contained under the section of Change in Registrant’s Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Friedman LLP

New York, New York